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                                                                     Exhibit 3.2

                                     BY-LAWS

                                       OF

                              PRESIDION CORPORATION

                                   ARTICLE I.
                                     OFFICES

         SECTION 1.01. PRINCIPAL EXECUTIVE OFFICE. In addition to the office of the corporation registered with the Secretary of State of Florida, the corporation may also have offices at such places both within and without the State of Florida as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II.
                                  SHAREHOLDERS

         SECTION 2.01. ANNUAL MEETING. A meeting of shareholders shall be held annually between January 1st and December 31st, inclusive, each year for the purpose of electing directors, and for transacting any other business coming before the meeting. If the day designated pursuant to Section 2.01 of this Article for the annual meeting is a legal holiday in the State of Florida, such meeting shall be held on the next business day. If the election of directors is not held on the day so determined for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

         SECTION 2.02. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law or by the Articles of Incorporation, may be called by the Chairman of the Board, President or by the Board of Directors, and shall be called by the President or Secretary at the written request of a majority of the Board of Directors then in office. No business shall be acted upon at a special meeting except as set forth in the notice calling the meeting, unless one of the conditions for the holding of a meeting without notice set forth in Section 2.05 shall be satisfied, in which case any business may be transacted and the meeting shall be valid for all purposes.

         SECTION 2.03. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Florida, unless otherwise prescribed by law or by the Articles of Incorporation, as the place of meeting for any annual meeting or for any special meeting of the shareholders. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal business office of the corporation.

         SECTION 2.04. NOTICE OF MEETING. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at

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such meeting not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting. The notice must be signed by an executive officer of the corporation. If mailed such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         SECTION 2.05. WAIVER OF NOTICE OF MEETINGS OF SHAREHOLDERS. Any written waiver of notice, signed by a shareholder entitled to notice, shall be deemed equivalent to notice. Attendance of a shareholder at a meeting constitutes a waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the shareholders, need be specified in any written waiver of notice.

         SECTION 2.06. ADJOURNMENTS. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such reconvened meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the reconvened meeting, the corporation may transact any business which could have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given to each shareholder of record entitled to vote at the meeting.

         SECTION 2.07. DETERMINATION OF SHAREHOLDERS OF RECORD. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10), and not more than sixty (60), days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. Such list shall be kept on file at the registered office of the corporation, at the principal place of business of the corporation, or at the office of the transfer agent or registrar of the corporation, for a period of ten (10) days prior to such meeting and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         SECTION 2.08. QUORUM OF SHAREHOLDERS.

                  (a) Unless otherwise provided in the Articles of Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shay constitute a quorum at a meeting of shareholders, but in no event shall a quorum consist of less than one-third (1/3) of the shares entitled to vote at the meeting. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such items of business by that class or series.

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                  (b)      If a quorum is present, the affirmative vote of a
majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law or by the Articles of Incorporation or by these By-laws.

                  (c) After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum shall not affect the validity of any action taken at the meeting or any adjournment thereof.

         SECTION 2.09. VOTING OF SHARES.

                  (a) Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as may be otherwise provided in the Articles of Incorporation. If the Articles of Incorporation provide for more or less than one vote for any share on any matter, each reference in these By-laws to a majority or other proportion of shares shall refer to such majority or other proportion of votes entitled to be cast.

                  (b) Treasury shares, shares of this corporation's own stock owned by another corporation the majority of the voting stock of which is owned or controlled by it, and shares of its own stock held by the corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         SECTION 2.10. PROXIES.

                  (a) A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

                  (b) At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

         SECTION 2.11. INFORMAL ACTION BY SHAREHOLDERS.

                  (a) Unless otherwise provided in the Articles of Incorporation, any action required by law to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

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                  (b)      Within ten (10) days after obtaining such
authorization by written consent, notice must be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action is a merger, consolidation or sale or exchange of assets for which dissenter's rights are provided by law, the notice shall contain a clear statement of the right of dissenting shareholders to be paid the fair value of their shares upon compliance with further provisions of law regarding the rights of dissenting shareholders.

                  (c)      Written consent or notice required by this Section
2.11 may by given by personal delivery, mail telegram, cablegram, overnight mail service or facsimile. If mailed, such notice or consent shall be deemed to be delivered when deposited in the United States mail so addressed with first class postage prepaid. If notice or consent be given by telegram, cablegram or facsimile, such notice or consent shall be deemed to be delivered when the telegram or cablegram is delivered to the telegraph or cablegraph company or when the facsimile is acknowledged as having been received.

         SECTION 2.12. NOTIFICATION OF NOMINATION OF DIRECTORS. Nominations for election to the Board of Directors of the corporation at a meeting of shareholders may be made by the Board of Directors or by any shareholder of the corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 2.12. Such nominations, other than those made by or on behalf of the Board of Directors, may be made only if notice in writing is personally delivered to, or mailed by first class United States mail, postage prepaid, and received by, the secretary not less than 120 days nor more than 180 days prior to such meeting. Such notice shall set forth (a) as to each proposed nominee: (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares, if any, of stock of the corporation that are beneficially owned by each such nominee and (iv) any other information concerning the nominee that must be disclosed in proxy solicitations pursuant to the proxy rules of the Securities and Exchange Commission if such person had been nominated, or was intended to be nominated, by the Board of Directors (including such person's written consent to be named as a nominee and to serve as director if elected); and (b) as to the shareholder giving the notice: (i) the name and address, as it appears on the corporation's books, of such shareholder, (ii) a representation that such shareholder is a holder of record of shares of stock of the corporation entitled to vote at the meeting and the class and number of shares of the corporation which are beneficially owned by such shareholder, (iii) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (iv) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder. The corporation also may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation.

         The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he

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should so determine, he shall so declare to the meeting, and that the defective nomination shall be disregarded.

         SECTION 2.13. NOTICE OF BUSINESS AT ANNUAL MEETING. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, if such business relates to the election of directors of the corporation, the procedures in Section 2.11 must be complied with. If such business relates to any other matter, the shareholder must have given timely notice thereof in writing to the secretary. To be timely, a shareholder's notice must be personally delivered to, or mailed by first class United States mail, postage prepaid, and received by, the secretary not less than 120 days nor more than 180 days prior to such meeting. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the shareholder proposing such business as it appears on the corporation's books, (iii) a representation that the shareholder is a holder of record of shares of stock of the corporation entitled to vote at the meeting and the class and number of shares of the corporation which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business. Notwithstanding anything to the contrary contained herein, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.13 and except that any shareholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Securities and Exchange Act of 1934, as amended.

         The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.13, and if he should so determine, he shall so declare to the meeting and the business not properly brought before the meeting shall be disregarded.

                                  ARTICLE III.
                               BOARD OF DIRECTORS

         SECTION 3.01. GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors except as may be otherwise provided by law or in the Articles of Incorporation.

         SECTION 3.02. NUMBER AND TERM. The number of directors of the corporation and the terms of office of such directors shall be as set forth in the Articles of Incorporation.

         SECTION 3.03. RESIGNATION. Any director may resign effective upon giving written notice to the Chairman of the Board of Directors, the president, the secretary, or in the

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absence of all of them, any other officer, unless the notice specifies a later time for effectiveness of such resignation. A majority of the remaining directors, though less than a quorum, may appoint a successor to take office when the resignation becomes effective, each director so appointed to hold office during the remainder of the term of office of the resigning director.

         SECTION 3.04. REMOVAL. Unless the Articles of Incorporation otherwise provide, at a meeting of shareholders called expressly for that purpose, directors may be removed in the manner provided in this section. Any director or the entire Board of Directors may be removed, with or without cause, by a vote of the shareholders representing not less than [TWO-THIRDS] of the voting power of the issued and outstanding stock entitled to voting power. No such removal shall prejudice the contract rights, if any, of the person removed.

         SECTION 3.05. ANNUAL MEETING. The Board of Directors may hold an annual meeting at the same place as and following each annual meeting of shareholders for the purpose of electing officers and the transaction of such other business as may come before the meeting. If a majority of the directors is present at such place and time, no prior notice of such meeting shall be required to be given to the directors. The place and time of such meeting may also be fixed by written consent of the directors.

         SECTION 3.06. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall be determined from time to time by the Board of Directors.

         SECTION 3.07. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, the President, or any two (2) directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meetings of the Board of Directors called by them.

         SECTION 3.08. NOTICE. Notice of any special meeting shall be given at least two (2) days prior thereto by written notice delivered personally or mailed to each director at his business address, or by telegram cablegram or facsimile or overnight mail service. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with first class postage prepaid. If notice be given by telegram, cablegram or facsimile, such notice shall be deemed to be delivered when the telegram or cablegram is delivered to the telegraph or cablegraph company or when the facsimile is acknowledged as having been received. Any director may wave notice of any meeting, either before, at or after such meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director states at the beginning of the meeting any objection to the transaction of business because the meeting is not lawfully called or convened.

         SECTION 3.09. QUORUM. A majority of the number of directors fixed by or in the manner provided in these By-laws or in the absence of a By-law fixing or providing for the number of directors, a majority of the number stated in the Articles of Incorporation, shall constitute a quorum for the transaction of business unless a greater number is required by the Articles of Incorporation.

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         SECTION 3.10. INTERESTED DIRECTORS; QUORUM. No contract or transaction between the corporation and one or more of the corporation's directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of the corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                  (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

                  (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

                  (c) the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof, or the shareholders.

         Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

         SECTION 3.11. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Articles of Incorporation or these By-laws.

         SECTION 3.12. VACANCIES. Any vacancy occurring in the Board of Directors including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

         SECTION 3.13. COMPENSATION. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors, or a stated salary as directors. No payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         SECTION 3.14. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of any asserted conflict of interest. To evidence his vote against any action, a director may file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or forward such dissent by registered or certified mail, return receipt requested, to the Secretary of the corporation

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immediately following the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 3.15. INFORMAL ACTION BY THE BOARD. Unless otherwise provided by the Articles of Incorporation, any action required by law or these By-laws to be taken at a meeting of the directors of the corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting, if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote.

         SECTION 3.16. TELEPHONE MEETINGS. Except as may be otherwise restricted by the Articles of Incorporation, members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV.
                                    OFFICERS

         SECTION 4.01. NUMBER. The officers of the corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect a Chairman of the Board, one or more Vice-Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers, as the Board of Directors shall deem appropriate. Two or more offices may be held by the same person.

         SECTION 4.02. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at its first meeting after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor is duly elected and qualified, or until his death, or resignation or removal.

         SECTION 4.03. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever to its judgment the best interests of the corporation will be served thereby. Any such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         SECTION 4.04. VACANCIES. Any vacancy, however occurring, in any office may be filled by the Board of Directors.

         SECTION 4.05. DUTIES OF OFFICERS. The Chairman, or if there shall not be a Chairman, the President shall preside at all meetings of the Board of Directors and of the shareholders. The President shall be the chief executive officer of the corporation. Subject to the foregoing, the officers of the corporation shall have such powers and duties as usually pertain to their respective offices and such additional powers and duties specifically conferred by law, by the Articles of Incorporation, by these By-laws, or as may be assigned to them from time to time by the Board of Directors.

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         SECTION 4.06. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors or a committee thereof and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

         SECTION 4.07. DELEGATION OF DUTIES. In the absence of or disability of any officer of the corporation or for any other reason deemed sufficient by the Board of Directors, the Board may delegate such officer's powers or duties to any other officer or to any other director.

                                   ARTICLE V.
                         EXECUTIVE AND OTHER COMMITTEES

         SECTION 5.01. CREATION OF COMMITTEES. The Board of Directors, by resolution passed by a majority of the full Board, may designate an Executive Committee and one or more other committees. One or more of the directors of the corporation shall serve at their election.

         SECTION 5.02. EXECUTIVE COMMITTEE. The Executive Committee, if there shall be one, shall consult with and advise the officers of the corporation in the management of its business and shall have and may exercise to the extent provided in the resolution of the Board of Directors creating such Executive Committee such powers of the Board of Directors as can be lawfully delegated by the Board.

         SECTION 5.03. OTHER COMMITTEE. Such other committees shall have such functions as can be lawfully delegated and may exercise the powers of the Board of Directors to the extent provided in the resolution or resolutions creating such committee or committees.

         SECTION 5.04. MEETINGS OF COMMITTEES. Regular meetings of the Executive Committee and other committees may be held without notice at such time and at such place as shall from time to time be determined by the Executive Committee or such other committees, and special meetings of the Executive Committee or such other committees may be called by any member thereof upon two (2) days' notice to each of the other members of such committee, or on such shorter notice as may be agreed to in writing by each of the other members of such committee, given either personally or in the manner provided in Section 3.10 of Article III of these By-laws (pertaining to notice for directors' meetings). Members of the Executive Committee or any other committee shall be deemed present at a meeting of such Committee if a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other is used.

         SECTION 5.05. VACANCIES ON COMMITTEES. Vacancies on the Executive Committee or on such other committees shall be filled by the Board of Directors at any regular or special meeting.

         SECTION 5.06. QUORUM OF COMMITTEES. At all meetings of the Executive Committee or such other committees, a majority of the committee's members then in office shall constitute a quorum for the transaction of business.

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         SECTION 5.07. MANNER OF ACTING OF COMMITTEES. The acts of a majority of the members of Executive Committee or such other committees, present at any meeting at which there is a quorum, shay be the set of such committee.

         SECTION 5.08. MINUTES OF COMMITTEES. The Executive Committee, if there shall be one, and such other committees shall keep regular minutes of their proceedings and report to the Board of Directors when required.

         SECTION 5.09. COMPENSATION. Members of the Executive Committee and such other committees may be paid compensation in accordance with the provisions of
Section 3.14 of Article III.

                                   ARTICLE VI.
           INDEMNIFICATION OF OFFICERS DIRECTORS, EMPLOYEES AND AGENTS

         SECTION 6.01. INDEMNIFICATION. In addition to any other rights of indemnification, including, without limitation, any rights set forth in the Articles of Incorporation, the corporation shall, and does hereby, indemnify any person who was, is, or becomes a party, or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding:

                  (a) Whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in the manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) By or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all

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circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                  (c) To the extent that such director, officer, employee or agent of the corporation has been, in whole or in pact, successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in
Section 6.01 (a) or 6.01 (b) of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees, court costs and expenses incurred in the course of attending trials, conferences, depositions, hearings and meetings) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under Section 6.01 (a) or 6.01(b) of this Article, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.01 (a) or 6.01(b) of this Article. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding or by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit, or proceedings or, if such quorum of directors or shareholders is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or regardless of whether such quorum of directors is obtainable, the directors, by majority vote, may submit the determination to the American Arbitration Association.

         SECTION 6.02. INTERIM EXPENSES. The corporation may, after a preliminary determination following one of the procedures set forth in Section 6.01(d) of this Article, pay expenses (including attorneys' fees, court costs and expenses incurred in the course of attending trials, conferences, depositions, hearings and meetings) incurred in defending a civil or criminal action, suit or proceeding, in advance of the final disposition of such action, suit or proceeding, provided that such preliminary determination is to the effect that the director, officer, employee or agent has met the applicable standard of conduct set forth in Section 6.01 (a) and 6.01(b) of this Article, and, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it be ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article.

         SECTION 6.03. ADDITIONAL INDEMNIFICATION. The corporation shall have the power to make any other or further indemnification of an officer, director, employee or agent, both as to action in his official capacity and as to action in another capacity while holding such office except an indemnification against gross negligence or willful misconduct, under the following circumstances:

                  (a) Pursuant to an agreement between the corporation and such officer, director, employee or agent; or

                  (b)      Pursuant to the vote of shareholders; or

                  (c)      Pursuant to the vote of disinterested directors; or

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                  (d)      Pursuant to the written recommendation of independent
legal counsel when the Board of Directors submits determination to such counsel; or

                  (e) Pursuant to the written award of the American Arbitration Association when the Board of Directors and person seeking indemnification submit the determination to the American Arbitration Association.

         SECTION 6.04. SURVIVAL OF INDEMNIFICATION. The corporation shall and does hereby, indemnify any person, if the requirements of this Article have been met, without affecting any other rights to which those indemnified may be entitled under the Articles of Incorporation, these By-laws, agreement, vote of shareholders or disinterested directors or recommendation of counsel or otherwise, both as to actions in such person's official capacity and as to actions in another capacity while holding such office, and such indemnity shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 6.05. INSURANCE. The corporation may, if approved by the Board of Directors or Executive Committee, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or riot the corporation would have the power to indemnify him against such liability under the provisions of this Article or applicable Florida law.

         SECTION 6.06. NOTIFICATION OF SHAREHOLDERS. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the time of delivery to shareholders of written notice of the next annual meeting of shareholders, unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of directors a statement specifying the persons paid; the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation. Such written notice may be contained in any document distributed to shareholders generally and need not be mailed separately.

                                  ARTICLE VII.
                            CERTIFICATES REPRESENTING

         SECTION 7.01. CERTIFICATES. Every holder of shares in the corporation shall be entitled to have a certificate or certificates, representing all shares to which he is entitled. Such certificate or certificates shall be signed by the President or a Vice-President and the Secretary or an Assistant Secretary of the corporation and may be sealed with the seal of the corporation or a facsimile thereof. The certificates shall be numbered and entered into the books of the corporation as they are issued.

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         SECTION 7.02. FACSIMILE SIGNATURE. The signatures of the President or
Vice-President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In the case that any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

         SECTION 7.03. TRANSFER OF SHARES. Transfers of shares of the corporation shall be made upon its books by the holder of the shares in person or by his lawfully constituted representative, upon surrender of the certificate representing shares in person or by his lawfully constituted representative, upon surrender of the certificate representing shares for cancellation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Florida.

                                  ARTICLE VIII.
                                  DISTRIBUTIONS

         The Board of Directors may from time to time declare, and the corporation may pay, distributions on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by law and by the Articles of Incorporation and these By-laws. Distributions may be paid in cash, in property, or in the corporation's own shares, subject to the provisions of the Articles of Incorporation and to law.

                                   ARTICLE IX.
                                   FISCAL YEAR

         The fiscal year of the corporation shall be the twelve month period selected by the Board of Directors which shall be the taxable year of the corporation for federal income tax purposes.

                                   ARTICLE X.
                                      SEAL

         The corporate seal shall bear the name of the corporation which shall be set forth between two concentric circles, and inside of the inner circle the words "SEAL" and the year of incorporation shall be set forth. An impression of this seal appears on the margin hereof.

                                   ARTICLE XI.
                          SHARES IN OTHER CORPORATIONS

         Shares in other corporations held by this corporation shay be voted by such officer or officers of this corporation as the Board of Directors shall from time to time designate for the purpose or by a proxy thereunto duly authorized by the Board.

                                  ARTICLE XII.
                                   AMENDMENTS

         The power to adopt, alter, amend or repeal these By-laws shall be vested in the Board of Directors.

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